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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Sterling Chemicals Holdings, Inc. (formerly Sterling Chemicals, Inc.) on Form S-3 (File No. 333-30917) of our report dated October 25, 1995, on our audit of the consolidated statements of operations, changes in stockholders' equity and cash flows of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1995, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.
Houston, Texas
December 15, 1997